Exhibit 10.38
3/7/05

AMENDMENT NO. 2 TO MASTER SERVICES AGREEMENT

      This Amendment No. 2 is between Zix Corporation, a Texas corporation (“Company”), and Aventis Inc. (“Aventis”), a Pennsylvania corporation, and a member of the Sanofi-Aventis Group and amends that certain Master Services Agreement (herein so called), dated January 30, 2004, by and between Aventis and the Company, as amended by the letter agreement dated September 12, 2004.

1.   Aventis and the Company desire to amend the Master Services Agreement by amending and restating the first paragraph of Section 2.5(c) thereto, so that after amendment and restatement it shall read as follows:

      “2.5(c).   Minimum Annual Requirements. Subject to Section 2.5(d) below, during the Term, Aventis shall, pursuant to agreed IPAs, incur (pursuant to clause (iv) below) Services during each period indicated below such that total amounts payable to Company (including all costs and fees whatsoever, whether owed to Company, to a third party provider or otherwise) for such periods equal at least the dollar amount set forth opposite such period (collectively, the “Minimum Annual Requirements”), or if Services are not so incurred, forfeit any balances of Minimum Annual Requirements in accordance with clause (i) below; and Company shall use its good faith efforts to ensure that sufficient services are available and timely provided so that Aventis has the reasonable opportunity to procure under agreed IPAs, and incur (pursuant to clause (iv) below) charges for, such minimum amounts of Services:

Service Period	Minimum Service Value
First 435 days of Term (“Year 1”)	$1,000,000 (“Year 1 Minimum”)
From the end of Year 1 through end of the Second 12 months of Term (“Year 2”)	$1,000,000 (“Year 2 Minimum”)
Third 12 months of Term (“Year 3”)	$2,000,000 (“Year 3 Minimum”)”

2.   Except as provided herein, all prior terms of the Master Services Agreement remain in effect and unchanged. In the case of a conflict between the Master Services Agreement and this Amendment No. 2, the terms of this Amendment No. 2 shall apply. Nothing herein shall be deemed a waiver of any term of the Agreement.

      IN WITNESS WHEREOF, the parties hereto have executed this Amendment 2, to be effective as of the date first above written.

AVENTIS INC.		ZIX CORPORATION

By:	/s/ Christer Odqvist	By:	/s/ Ronald A. Woessner

Name:	Christer Odqvist	Name:	Ronald A. Woessner

Title:	Authorized Signatory	Title:	Sr. Vice President & General Counsel

By:	/s/ J. Dembiec
Name:	Jeffrey Dembiec
Title:	head, Financial Services